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Exhibit 99.1
LIBERTY LATIN AMERICA AND MILLICOM AGREE TO COMBINE OPERATIONS IN COSTA RICA
TRANSACTION TARGETS GREATER INVESTMENT IN FIBER NETWORKS TO DELIVER ENHANCED SERVICES AND CUSTOMER EXPERIENCE
Denver, Colorado and Luxembourg – August 1, 2024: Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) and Millicom International Cellular S.A. (“Millicom”) (NASDAQ U.S.: TIGO, Nasdaq Stockholm: TIGO_SDB) today announced that the parties have entered into an agreement to combine the companies’ respective operations in Costa Rica. Under the terms of the all-stock agreement, Liberty Latin America and its minority partner in Costa Rica will hold an approximate 86% interest and Millicom 14% in the joint operations, with the final ownership percentage confirmed at closing.
As of December 31, 2023, the combined operations had Adjusted OIBDA1 of approximately $255 million2, more than 440,000 broadband subscribers, and net debt of $533 million3.

The transaction reinforces the parties’ commitment to Costa Rica by creating the opportunity for a scaled platform and accelerated investments in fiber network expansion. In a market that is undergoing rapid technological advancements with the deployment of fiber networks by multiple operators, this combination would increase fiber competition and promote high-quality, good value services and access to the digital economy for all Costa Ricans.

Balan Nair, President and CEO of Liberty Latin America, commented, “Costa Rica is a great country to operate in and Liberty Costa Rica is a strong business for us. By combining Liberty and Tigo, the fixed operations will accelerate the transition to FTTH and will enable us to deliver exceptional high-speed services for consumers, provide enhanced customer experiences, drive innovation, and offer growth opportunities for our people. With this transaction, Liberty Costa Rica will continue to be a leading connectivity operator in the market.”

Mauricio Ramos, Chair, Millicom, said, “Our combined operations would significantly benefit the telecommunications sector by enhancing fiber network investment to help accelerate Costa Rica's technological evolution in a highly competitive market. This merger is expected to generate new efficiencies and improve commercial offerings, providing customers with access to mobile services and premium content. It creates a stronger, more competitive entity with high investment capacity to meet the accelerated technological changes, network expansion, and service improvements, ensuring that long-term market conditions remain competitive while maintaining high-quality and valuable services for our customers in Costa Rica.”

The transaction is subject to customary closing conditions, including regulatory authorizations, and we expect the transaction to be completed during the second half of 2025.

Liberty Latin America was advised by JP Morgan, while Millicom was advised by Aldo J. Polak and FTI Consulting.

About Liberty Latin America
Visit: www.lla.com

About Millicom
Visit: www.millicom.com

For more information, contact:

Liberty Latin America Investor Relations Kunal Patel, ir@lla.com Media Relations Kim Larson, llacommunications@lla.com	Millicom Investor Relations Michel Morin, investors@millicom.com Media Relations Sofia Corral, press@millicom.com
1Based on the combined Adjusted OIBDA (defined as operating income before depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items) for the fiscal year ended December 31, 2023 of LLA’s Costa Rican operation in accordance with accounting principles generally accepted in the United States (U.S. GAAP), and Millicom’s Costa Rican operation in accordance with International Financial Reporting Standards (“IFRS”), as adjusted to include certain lease costs that are capitalized as tangible assets under IFRS 16 in accordance with Millicom’s IFRS accounting policies and that will be expensed as an operating cost in accordance with U.S. GAAP.

2140 billion Costa Rica Colons at representative exchange rate of 545:1 as of December 31, 2023.
3290 billion Costa Rica Colons at representative exchange rate of 545:1 as of December 31, 2023.
FORWARD LOOKING STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing, benefits and expected impact of the transaction and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include, but are not limited to, events that are outside of our control, such as natural disasters and pandemics, our ability to obtain regulatory approvals for the transaction as well as satisfying other conditions to closing, as well as other factors detailed from time to time in our filings with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.